UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 4, 2021

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information under this Item 2.02, including the press release attached hereto as Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

On October 6, 2021, Citrix Systems, Inc. (the “Company’) issued a press release that included preliminary unaudited revenue information for the quarter ended September 30, 2021. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2021, the Board of Directors (the “Board”) of the Company appointed Robert M. Calderoni as Interim Chief Executive Officer and President (and “principal executive officer”) of the Company. Mr. Calderoni succeeds David J. Henshall in such roles. Mr. Calderoni will continue in his existing role as Chairman of the Board.

Mr. Calderoni, age 61, has served as a member of the Board since June 2014 and was appointed as Chairman of the Board in January 2019. Prior to serving as Chairman of the Board, Mr. Calderoni served as Executive Chairman of the Board from July 2015 through December 2018. In addition, from October 2015 through January 2016, Mr. Calderoni served as the Interim Chief Executive Officer and President of the Company. Mr. Calderoni served as Chairman and Chief Executive Officer of Ariba, Inc., a cloud applications and business network company, from October 2001 until it was acquired by SAP, a publicly-traded software and IT services company, in October 2012, and then continued as Chief Executive Officer of Ariba following the acquisition until January 2014. Mr. Calderoni also served as a member of the global managing board at SAP AG between November 2012 and January 2014 and as President SAP Cloud at SAP AG from June 2013 to January 2014. Mr. Calderoni has also held senior finance roles at Apple and IBM and served as Chief Financial Officer of Avery Dennison Corporation. Mr. Calderoni previously served on the Boards of Directors of Juniper Networks, Inc., a publicly-traded networking company from 2003 to 2019, and LogMeIn, Inc., a then publicly-traded remote access and remote software company, from 2017 to 2020. Since 2007, Mr. Calderoni has served on the Board of Directors of KLA-Tencor, a publicly-traded semiconductor equipment company; and since March 2020, Mr. Calderoni has served on the Board of Directors of Ansys, Inc., a publicly-traded engineering simulation software provider (“Ansys”).

There are no other arrangements or understandings between Mr. Calderoni and any other person pursuant to which Mr. Calderoni was appointed as Interim Chief Executive Officer and President of the Company. Mr. Calderoni is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

The Company entered into an Employment Agreement with Mr. Calderoni on October 5, 2021, in connection with his appointment as Interim Chief Executive Officer and President of the Company, effective as of October 1, 2021. The Employment Agreement has a term that ends on the earlier of (a) September 30, 2022 and (b) the commencement of employment of a permanent Chief Executive Officer of the Company. The Employment Agreement provides for Mr. Calderoni to be paid a base salary of $1.0 million. In addition, Mr. Calderoni will be eligible to receive annual target incentive compensation of $1.5 million, with a guaranteed minimum cash incentive of $500,000 for 2021, based on achievement of performance metrics as determined by the Compensation Committee of the Board and approved by the Board. In connection with his appointment as Interim Chief Executive Officer and

President of the Company, Mr. Calderoni will receive an equity grant of restricted stock units with an aggregate value of $19.3 million (the “TRSUs”) that will vest in twelve monthly installments, subject to his continued service relationship with the Company. Mr. Calderoni also will be entitled to participate in all employee benefit plans or programs of the Company generally available to any of its senior executive employees as well as certain other benefits described in the Employment Agreement.

In the event that Mr. Calderoni’s employment is terminated due to death or “disability” (as defined in the Employment Agreement), Mr. Calderoni will be entitled to receive a pro-rata bonus for the year of termination, subject to the execution of a separation and release agreement by him (or his authorized representative or estate) containing, among other provisions, a general release of claims in favor of the Company, and all of the outstanding and unvested TRSUs and any other outstanding and unvested equity awards held by Mr. Calderoni shall fully vest on the date of such termination. After the term of the Employment Agreement, if Mr. Calderoni remains in service as a member of the Board, this acceleration right will continue to apply to Mr. Calderoni’s outstanding and unvested equity awards in the event his service to the Board terminates on account of his death or disability.

In the event that Mr. Calderoni’s employment is terminated without “cause” or he resigns his position for “good reason” (each as defined in the Employment Agreement), he will be entitled to receive a pro-rata bonus for the year of termination and all of the outstanding and unvested TRSUs shall fully vest on the date of such termination. In the event that Mr. Calderoni’s employment is terminated without cause or he resigns his position for good reason, in either case upon or within the 18-month period following a “change in control” (as defined in the Employment Agreement), he will be entitled to receive the following, in lieu of the severance benefits described above: (i) a lump sum payment equal to one and one-half times the sum of his annual base salary plus his annual target incentive compensation described above; (ii) a pro-rata bonus for the year of termination; (iii) continued health coverage for 18 months; and (iv) full accelerated vesting of any unvested and outstanding TRSUs. In addition, Mr. Calderoni would be eligible to receive a lump sum cash payment of $3.375 million for the extension of his non-competition and non-solicitation agreement for an additional six months. The foregoing severance payments and benefits under the Employment Agreement are subject to the delivery of an effective separation and release agreement by Mr. Calderoni containing, among other provisions, a general release of claims in favor of the Company. The Employment Agreement does not provide for any tax gross-up payments. The foregoing summary of the Employment Agreement with Mr. Calderoni does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement.

In connection with Mr. Calderoni’s appointment, Mr. Henshall will transition from serving as President and Chief Executive Officer of the Company to serving as an advisor to the Company’s Chief Executive Officer. As part of this transition, on October 5, 2021, the Company entered into a second amendment to the existing Employment Agreement with Mr. Henshall providing for, among other things: (a) a reduction in his base salary to $100,000; (b) annual cash incentive compensation for 2021 based on actual achievement of the relevant performance metrics and pro-rated for the portion of the performance year completed as of the date of the amendment; and (c) no additional entitlement to annual cash or equity incentive awards after the date of the amendment. Mr. Henshall will remain entitled to certain payments and accelerated vesting of outstanding equity awards upon termination of his employment with the Company under certain circumstances as provided in the Employment Agreement as amended. A summary of Mr. Henshall’s Employment Agreement is set forth in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders filed with the SEC on April 16, 2021 under the caption “Executive Compensation—Potential Payments upon Termination or Change in Control—President and Chief Executive Officer,” which summary is incorporated herein by reference. The foregoing summary of the Second Amendment to Employment Agreement with Mr. Henshall does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment to Employment Agreement. In addition, effective October 1, 2021, Mr. Henshall resigned as a member of the Board.

Further, on October 4, 2021, Ajei Gopal, a member of the Board, informed the Company of his decision to resign as a director of the Company, effective on such date. Dr. Gopal, who is the President and Chief Executive Officer of Ansys, advised the Company that his decision to resign did not involve any disagreement with the Company and was intended to avoid any potential conflict of interest that could arise because Mr. Calderoni, now in the position of Interim Chief Executive Officer of the Company, also serving as a member of the Board of Directors of Ansys. Following the resignations of Dr. Gopal and Mr. Henshall from the Board, the Board reduced its size to eight members.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Press Release issued by Citrix Systems, Inc. on October 6, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: October 6, 2021	By:	/s/ Antonio G. Gomes
Name: Antonio G. Gomes
Title: Executive Vice President and Chief Legal Officer